                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-09789 of Allstar Systems, Inc. ("Allstar") on Form S-1 of our report dated April 19, 1996, except for Notes 1, 4, 5 and 11 as to which the date is October 2, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

     Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Allstar listed in Item 16(b). This consolidated financial statement schedule is the responsibility of Allstar's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche L.L.P.
Houston, Texas
October 2, 1996